SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                      ----------------------

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 6, 1996


                   NATIONAL ENERGY GROUP, INC.

      (Exact name of registrant as specified in its charter)

                             0-19136
                     (Commission file number)

                Delaware                     58-1922764
       (State or other jurisdiction                    (I.R.S. Employer
                 of incorporation)                Identification No.)

          4925 Greenville Ave., Ste. 1400, Dallas, TX          75206
          (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (214) 692-9211














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ITEM 5.  OTHER EVENTS.

     On June 6, 1996, National Energy Group, Inc. (the "Company"), NEG-OK, Inc., a wholly-owned subsidiary of the Company ("NEG-OK") and Alexander Energy Corporation ("Alexander") signed an Agreement and Plan of Merger (the "Agreement"). Pursuant to the Agreement, Alexander will be merged with and into NEG-OK and the stockholders of Alexander will receive 1.7 shares of the Company's Common Stock for each share of Alexander Common Stock and associated rights. The Agreement was approved by the Company's and Alexander's Boards of Directors. The Company also received a bank commitment for $65,000,000 to finance part of the proposed transaction.

     The Merger is subject to the approval of the stockholders of the Company and Alexander and requisite regulatory approvals. The Merger is expected to be submitted to the stockholders of the Company and Alexander in August 1996. The Merger is also subject to several other material conditions.







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                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NATIONAL ENERGY GROUP, INC.
                                             (Registrant)




Date:     June 26, 1996




                                       /s/ Miles D. Bender
                                   -------------------------------------
                                   Miles D. Bender
                                   President and Chief Executive Officer